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                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
                                    Depositor


                          CENDANT MORTGAGE CORPORATION,
                                   Transferor


                    BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
             (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST),
                                   Transferor


                          CENDANT MORTGAGE CORPORATION,
                                    Servicer


                                       and


                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee


          ------------------------------------------------------------


                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2001


          ------------------------------------------------------------


                     MASTR ASSET SECURITIZATION TRUST 2001-1


                MORTGAGE PASS-THROUGH CERTIFICATES, Series 2001-1





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




                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.02.  Certain Calculations.........................................


                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01.  Conveyance of Mortgage Loans.................................
Section 2.02.  Acceptance by Trustee of the Mortgage Loans..................
Section 2.03.  Representations, Warranties and Covenants of the
                Transferors.................................................
Section 2.04.  Representations and Warranties of the Depositor as to the
                Mortgage Loans..............................................
Section 2.05.  [Reserved.]..................................................
Section 2.06.  Execution and Delivery of Certificates.......................
Section 2.07.  REMIC Matters................................................
Section 2.08.  Covenants of the Servicer....................................
Section 2.09.  Representations and Warranties of the Servicer...............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01.  Servicer to Service Mortgage Loans...........................
Section 3.02.  Subservicing; Enforcement of the Obligations of Servicers....
Section 3.03.  Rights of the Depositor and the Trustee in Respect of the
                Servicer....................................................
Section 3.04.  Trustee to Act as Servicer...................................
Section 3.05.  Collection of Mortgage Loan Payments; Collection Account;
                Distribution Account........................................
Section 3.06.  Collection of Taxes, Assessments and Similar Items;
                Escrow Accounts.............................................
Section 3.07.  Access to Certain Documentation and Information Regarding
                the Mortgage Loans..........................................
Section 3.08.  Permitted Withdrawals from the Collection Account and
                Distribution Account........................................
Section 3.09.  Maintenance of Hazard Insurance; Maintenance of Primary
                Insurance Policies..........................................
Section 3.10.  Enforcement of Due-on-Sale Clauses; Assumption Agreements....
Section 3.11.  Realization Upon Defaulted Mortgage Loans; Additional
                Collateral..................................................
Section 3.12.  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.13.  Documents Records and Funds in Possession of Servicer to
                Be Held for the Trustee.....................................
Section 3.14.  Servicing Compensation.......................................
Section 3.15.  Access to Certain Documentation..............................
Section 3.16.  Annual Statement as to Compliance............................
Section 3.17.  Annual Independent Public Accountants' Servicing
                Statement; Financial Statements.............................
Section 3.18.  Errors and Omissions Insurance; Fidelity Bonds...............


                                   ARTICLE IV

                   DISTRIBUTIONS AND ADVANCES BY THE SERVICER

Section 4.01.  Advances.....................................................
Section 4.02.  Priorities of Distribution...................................
Section 4.03.  Allocation of Realized Losses................................
Section 4.04.  Monthly Statements to Certificateholders.....................
Section 4.05.  Determination of LIBOR.......................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.............................................
Section 5.02.  Certificate Register; Registration of Transfer and
                Exchange of Certificates....................................
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04.  Persons Deemed Owners........................................
Section 5.05.  Access to List of Certificateholders' Names and Addresses....
Section 5.06.  Maintenance of Office or Agency..............................


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01.  Respective Liabilities of the Depositor and the Servicer.....
Section 6.02.  Merger or Consolidation of the Depositor or the Servicer.....
Section 6.03.  Limitation on Liability of the Depositor, the Loan
                Seller, the Transferors, the Servicer and Others............
Section 6.04.  Limitation on Resignation of Servicer........................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default............................................
Section 7.02.  Trustee to Act; Appointment of Successor.....................
Section 7.03.  Notification to Certificateholders...........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee............................................
Section 8.02.  Certain Matters Affecting the Trustee........................
Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.04.  Trustee May Own Certificates.................................
Section 8.05.  Trustee's Expenses...........................................
Section 8.06.  Eligibility Requirements for Trustee.........................
Section 8.07.  Resignation and Removal of Trustee...........................
Section 8.08.  Successor Trustee............................................
Section 8.09.  Merger or Consolidation of Trustee...........................
Section 8.10.  Appointment of Co-Trustee or Separate Trustee................
Section 8.11.  Tax Matters..................................................
Section 8.12.  Periodic Filings.............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01.  Termination upon Liquidation or Purchase of all Mortgage
                Loans.......................................................
Section 9.02.  Final Distribution on the Certificates.......................
Section 9.03.  Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment....................................................
Section 10.02. Recordation of Agreement; Counterparts.......................
Section 10.03. Governing Law................................................
Section 10.04. Intention of Parties.........................................
Section 10.05. Notices......................................................
Section 10.06. Severability of Provisions...................................
Section 10.07. Assignment...................................................
Section 10.08. Limitation on Rights of Certificateholders...................
Section 10.09. Inspection and Audit Rights..................................
Section 10.10. Certificates Nonassessable and Fully Paid....................
Section 10.11. Non-Petition Agreement.......................................


                                    SCHEDULES

Schedule I:   Mortgage Loan Schedule........................................
Schedule II:  Representations and Warranties of each Transferor.............
Schedule III: Representations and Warranties as to the Mortgage Loans.......
Schedule IV:  Form of Monthly Servicer Report...............................


                                   [EXHIBITS]

Exhibit A-1:  Form of Class A-1 Certificate.................................
Exhibit A-2:  Form of Class A-2 Certificate.................................
Exhibit A-3:  Form of Class A-3 Certificate.................................
Exhibit A-4:  Form of Class A-4 Certificate.................................
Exhibit A-5:  Form of Class A-5 Certificate.................................
Exhibit A-6:  Form of Class A-6 Certificate.................................
Exhibit A-7:  Form of Class A-7 Certificate.................................
Exhibit A-8:  Form of Class A-8 Certificate.................................
Exhibit A-X:  Form of Class A-X Certificate.................................
Exhibit A-R:  Form of Class A-R Certificate.................................
Exhibit A-LR  Form of Class A-LR Certificate................................
Exhibit A-PO: Form of Class PO Certificate..................................
Exhibit B:    Form of B-1, B-2 or B-3 Certificate...........................
Exhibit C:    Form of Private Certificate...................................
Exhibit D:    (Reserved)....................................................
Exhibit E:    Form of Reverse of Certificates...............................
Exhibit F:    Form of Initial Certification.................................
Exhibit G:    Form of Final Certification of Trustee........................
Exhibit H:    Transfer Affidavit............................................
Exhibit I:    Form of Transferor Certificate................................
Exhibit J:    Form of Investment Letter (Non-Rule 144A).....................
Exhibit K:    Form of Rule 144A Letter......................................
Exhibit L:    Request for Release (for Trustee).............................

          THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2001, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the "Depositor"), CENDANT MORTGAGE CORPORATION, a New Jersey corporation, as transferor ("Cendant"), and as servicer (in such capacity, the "Servicer"), BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST), a Delaware business trust, as transferor ("Bishop's Gate" and, together with Cendant, the "Transferors" and, each separately, a "Transferor"), and WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trustee (the "Trustee").

                                 WITNESSETH THAT

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

          The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund is being conveyed to the Trustee to create a trust for the benefit of the Certificateholders. The Trust Fund for federal income tax purposes will consist of two REMICs. The Lower-Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the Lower-Tier REMIC Regular Interests and proceeds thereof in the Distribution Account) and will be evidenced by the Lower-Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower-Tier REMIC) and the Class A-LR Certificate as the single "residual interest" in the Lower-Tier REMIC. The Trustee will hold the Lower-Tier REMIC Regular Interests. The Upper-Tier REMIC will consist of the Lower-Tier REMIC Regular Interests and proceeds thereof in the Distribution Account and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the Upper-Tier REMIC) and the Class A-R Certificate as the single "residual interest" of the Upper-Tier REMIC. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

          The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

                 INITIAL CLASS
                  CERTIFICATE                                                INTEGRAL
                   BALANCE OR                                                MULTIPLES
                 CLASS NOTIONAL      PASS-THROUGH      MINIMUM              IN EXCESS OF
                     AMOUNT              RATE        DENOMINATION             MINIMUM
                 --------------      ------------    ------------           ------------

Class A-1         $ 57,733,000            6.75%      $     25,000           $          1
Class A-2         $  4,153,000            6.75%      $      1,000           $          1
Class A-3         $ 40,000,000           (1)         $     25,000           $          1
Class A-4                   (2)          (3)         $ 20,000,000(4)        $          1
Class A-5         $ 43,200,000            6.75%      $     25,000           $          1
Class A-6         $ 66,667,000            6.00%      $     25,000           $          1
Class A-7         $ 10,000,000            6.75%      $     25,000           $          1
Class A-8         $  9,044,000            6.75%      $     25,000           $          1
Class PO          $    662,451           (5)         $     25,000           $          1
Class A-R         $         50            6.75%      $         50                    N/A
Class A-LR        $         50            6.75%      $         50                    N/A
Class A-X                   (6)          (7)         $108,220,000(4)        $          1
Class B-1         $  3,838,000            6.75%      $     25,000           $          1
Class B-2         $  1,679,000            6.75%      $     25,000           $          1
Class B-3         $  1,199,000            6.75%      $     25,000           $          1
Class B-4         $    719,000            6.75%      $     25,000           $          1
Class B-5         $    480,000            6.75%      $     25,000           $          1
Class B-6         $    480,364.23         6.75%      $     25,000           $          1

------------

(1) The Pass-Through Rate for the Class A-3 Certificates for any Distribution Date will be a per annum rate equal to (i) 0.650% plus (ii) LIBOR, subject to a maximum rate of 8.000%.

(2) The Class A-4 Certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on their Notional Amount (initially, $40,000,000).

(3) The Pass-Through Rate for the Class A-4 Certificates for any Distribution Date will be a per annum rate equal to (i) 7.350% minus (ii) LIBOR, subject to a maximum rate of 7.350%.

(4)  Minimum Denomination is based on 50% of the Notional Amount of such Class.

(5) The Class PO Certificates will be Principal Only Certificates and will not bear interest.

(6) The Class A-X Certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on their Notional Amount (initially, $216,440,623).

(7) The Pass-Through Rate for the Class A-X Certificates for any Distribution Date will be a per annum rate equal to (i) the average of the Net Mortgage Rates of the Non-Discount Mortgage Loans, weighted on the basis of their respective Scheduled Principal Balances minus (ii) 6.75%.

          Set forth below are designations of Classes of Certificates to the categories used herein:

Accretion Directed
  Certificates............... The Class A-1, Class A-2, Class A-3, Class A-6 and
                              Class A-7 Certificates.

Accrual Certificates......... The Class A-8 Certificates.

Book-Entry Certificates...... All Classes of Offered Certificates other than the
                              Physical Certificates.

Class A Certificates......... The Class A-1, Class A-2, Class A-3, Class A-4,
                              Class A-5, Class A-6, Class A-7, Class A-8, Class A-X, Class A-R and Class A-LR Certificates.

Class B Certificates......... The Class B-1, Class B-2, Class B-3, Class B-4,
                              Class B-5 and Class B-6 Certificates.

ERISA-Restricted
  Certificates............... The Residual Certificates and the Private
                              Certificates.

Junior Certificates.......... The Class B-1, Class B-2, Class B-3, Class B-4,
                              Class B-5 and Class B-6 Certificates.

LIBOR Certificates........... The Class A-3 and Class A-4 Certificates.

Notional Amount
  Certificates............... The Class A-4 and Class A-X Certificates.

Offered Certificates......... All Classes of Certificates other than the Private
                              Certificates.

Physical Certificates........ The Private Certificates and the Residual
                              Certificates.

Principal Only
  Certificates............... The Class PO Certificates.

Private Certificates......... The Class B-4, Class B-5 and Class B-6
                              Certificates.

Rating Agencies.............. Moody's and S&P.

Regular Certificates......... All Classes of Certificates, other than the
                              Residual Certificates.

Residual Certificates........ The Class A-R and Class A-LR Certificates.

Scheduled Principal
  Classes.................... None.

Senior Certificates.......... The Class A-1, Class A-2, Class A-3, Class A-4,
                              Class A-5, Class A-6, Class A-7, Class A-8, Class A-X, Class PO, Class A-R and Class A-LR Certificates.

          With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I

                                   DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accretion Directed Certificates: As specified in the Preliminary Statement.

          Accrual Certificates: As specified in the Preliminary Statement.

          Accrued Certificate Interest: With respect to any Distribution Date and interest bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Balance or Notional Amount, as applicable, subject to reduction as provided in Section 4.02(d) and (ii) any Class Unpaid Interest Amounts for such Class.

          Additional Collateral: The Additional Collateral, as defined in the Additional Collateral Assignment Agreement.

          Additional Collateral Assignment Agreement: The Additional Collateral Assignment and Servicing Agreement, dated as of August 1, 2001, between Cendant Mortgage Corporation, as servicer and UBS Warburg Real Estate Securities Inc., as purchaser.

          Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the Additional Collateral Assignment Agreement and identified as such on the Mortgage Loan Schedule.

          Adjustment Amount: With respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of:

          (1) an amount calculated by the Servicer and approved by each of Moody's and S&P, which amount shall not be less than $500,000; and

          (2) the greater of (x) 1% (or if greater than 1%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

          Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

          Affiliate: When used with reference to a specified Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

          Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

          Allocable Share: As to any Distribution Date, the Junior Optimal Principal Amount and any Class of Junior Certificates, the portion of the Junior Optimal Principal Amount allocable to such Class, equal to the product of the Junior Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance thereof and the denominator of which is the aggregate of the Class Principal Balances of the Junior Certificates.

          Amount Available for Senior Principal: As to any Distribution Date, Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Senior Certificates pursuant to Section 4.02(a)(ii).

          Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period, and Liquidation Proceeds and Insurance Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

          Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

          Assignment: An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

          Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Determination Date net of the Amount Held for Future Distribution and net of amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(ix), inclusive, of Section 3.08(a) and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.08(b), (b) the amount of the related Advance and (c) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

          Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

          Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

          Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either
(A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

          Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it.

          Bishop's Gate: Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust), a Delaware business trust, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Loan Seller.

          Book-Entry Certificates: As specified in the Preliminary Statement.

          Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the cities in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

          Cendant: Cendant Mortgage Corporation, a New Jersey corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Loan Seller.

          Cendant Loan Sale Date: The date that the Loan Seller purchased the Mortgage Loans from the Transferors pursuant to the Cendant Mortgage Loan Purchase Agreement.

          Cendant Mortgage Loan Purchase Agreement: The Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of August 1, 2001, between the Loan Seller, Cendant and Bishop's Gate, as the same may be amended from time to time.

          Certificate: Any one of the Certificates executed and authenticated by the Trustee in substantially the forms attached hereto as exhibits.

          Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

          Certificate Principal Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Junior Certificates, all other reductions in Certificate Principal Balance previously allocated thereto pursuant to Section 4.03. In addition to the foregoing, with respect to the Class A-8 Certificates and any Distribution Date prior to the Class A-8 Accretion Termination Date, in accordance with Section 4.02(b), the Class Principal Balance of the Class A-8 Certificates will be increased by the Class A-8 Accrual Amount for such Distribution Date and the Certificate Principal Balance of any individual Class A-8 Certificate will be increased by its pro rata share of such Class A-8 Accrual Amount.

          Certificate Register: The register maintained pursuant to Section 5.02 hereof.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Servicer or the Depositor or any affiliate of the Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Servicer or the Depositor or any affiliate of the Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Servicer or the Depositor.

          Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

          Class A-5 Distribution Amount: For any Distribution Date, (i) the Class A-5 Scheduled Distribution Percentage multiplied by the Senior Percentage multiplied by the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Class A-5 Scheduled Distribution Percentage multiplied by the Senior Percentage multiplied by the applicable Non-PO Percentage of the Scheduled Principal Balance of such Mortgage Loan, or
(B) either (a) the Class A-5 Prepayment Distribution Percentage multiplied by the Senior Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Class A-5 Pro Rata Percentage multiplied by the Senior Percentage multiplied by the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Class A-5 Prepayment Distribution Percentage multiplied by the Senior Percentage multiplied by the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Loan, the Class A-5 Distribution Amount will be reduced on the related Distribution Date by the Class A-5 Scheduled Distribution Percentage multiplied by the Senior Percentage multiplied by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

          Class A-5 Percentage: A fraction, the numerator of which is the sum of
(a) the Class Principal Balance of the Class A-5 Certificates immediately prior to such Distribution Date and (b) $16,800,000 and the denominator of which is the aggregate Class Principal Balance of all Classes of Senior Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

          Class A-5 Prepayment Distribution Percentage: For any Distribution Date, the Class A-5 Percentage multiplied by (i) 0% until and including the Distribution Date in September 2006, (ii) 30% from the Distribution Date in October 2006 until and including the Distribution Date in September 2007, (iii) 40% from the Distribution Date in October 2007 until and including the Distribution Date in September 2008, (iv) 60% from the Distribution Date in October 2008 until and including the Distribution Date in September 2009, (v) 80% from the Distribution Date in October 2009 until and including the Distribution Date in September 2010 and (vi) 100% thereafter.

          Class A-5 Pro Rata Percentage: means with respect to any Distribution Date, the percentage obtained by dividing:

          (1) the Class Principal Balance of the Class A-5 Certificates immediately preceding such Distribution Date by

          (2) the Class Principal Balance of all the Senior Certificates (other than the Class PO, Class A-4 and Class A-X certificates) immediately preceding such Distribution Date.

          Class A-5 Scheduled Distribution Percentage: For any Distribution Date is equal to (i) 0% until and including the Distribution Date in September 2006 and (ii) the Class A-5 Percentage, from and including the Distribution Date in October 2006 and thereafter.

          Class A-8 Accretion Termination Date: The earlier to occur of:

          (1) the Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-6 and Class A-7 Certificates is reduced to zero and

          (2) the Distribution Date following the Cross-Over Date.

          Class A-8 Accrual Amount: As specified in Section 4.02(a).

          Class Interest Shortfall: As to any Distribution Date and Class, the amount by which the amount described in clause (i) of the definition of Accrued Certificate Interest for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

          Class PO Deferred Amount: As to any Distribution Date prior to the Cross-Over Date, the sum of (i) the applicable PO Percentage of the principal portion of each Realized Loss, other than an Excess Loss, on a Discount Mortgage Loan, to be allocated to the Class PO Certificates on such Distribution Date and
(ii) all amounts previously allocated to the Class PO Certificates in respect of such losses and not yet paid to the Holders of the Class PO Certificates.

          Class PO Principal Distribution Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by a Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Mortgage loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received during the related Prepayment Period and (ii) all partial Principal Prepayments applied during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Loan, the Class PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

          Class Prepayment Distribution Trigger: With respect to any Class of the Class B Certificates and any Distribution Date, if the fraction, the numerator of which is the Class Principal Balance of such Class immediately prior to such Distribution Date and each Class subordinate thereto, and denominator of which is the Pool Principal Balance with respect to that Distribution Date, equals or exceeds such percentage calculated as of the Closing Date.

          Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

          Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause
(ii) of the definition of Accrued Certificate Interest.

          Closing Date: September 28, 2001.

          Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

          Collection Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.05 with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "Wells Fargo Bank Minnesota, N.A. in trust for the registered holders of Mortgage Asset Securitization Transactions, Inc. Mortgage Pass-Through Certificates Series 2001-1."

          Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located, for Certificate transfer purposes, at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services - MASTR 2001-1, and for all other purposes, at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services - MASTR 2001-1, and each of which is the address to which appropriate notices to and correspondence with the Trustee should be directed.

          Corresponding Classes of Certificates and Corresponding Lower-Tier REMIC Regular Interests: With respect to each Lower-Tier REMIC Regular Interest and Class of Certificates appearing opposite each other as follows:

--------------------------------------------------------------------------------
Corresponding Lower-Tier REMIC Regular
Interest                                 Corresponding Class of Certificates
--------------------------------------------------------------------------------
Class A-L1 Interest                      Class  A-1   Certificates,   Class  A-2
                                         Certificates,  Class  A-5  Certificates
                                         and Class A-7 Certificates
--------------------------------------------------------------------------------
Class A-L3 Interest                      Class  A-3  Certificates  and Class A-4
                                         Certificates
--------------------------------------------------------------------------------
Class A-L6 Interest                      Class A-6 Certificates
--------------------------------------------------------------------------------
Class A-L8 Interest                      Class A-8 Certificates
--------------------------------------------------------------------------------
Class A-LX Interest                      Class A-X Certificates
--------------------------------------------------------------------------------
Class LPO Interest                       Class PO Certificates
--------------------------------------------------------------------------------
Class A-LUR Interest                     Class A-R Certificate
--------------------------------------------------------------------------------
Class B-L1 Interest                      Class B-1 Certificates
--------------------------------------------------------------------------------
Class B-L2 Interest                      Class B-2 Certificates
--------------------------------------------------------------------------------
Class B-L3 Interest                      Class B-3 Certificates
--------------------------------------------------------------------------------
Class B-L4 Interest                      Class B-4 Certificates
--------------------------------------------------------------------------------
Class B-L5 Interest                      Class B-5 Certificates
--------------------------------------------------------------------------------
Class B-L6 Interest                      Class B-6 Certificates
--------------------------------------------------------------------------------

          Cross-Over Date: The Distribution date on which the Class Principal Balances of the Junior Certificates have been reduced to zero.

          Cut-off Date: September 1, 2001.

          Cut-off Date Pool Balance: $239,854,915.18.

          Cut-off Date Principal Balance: As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

          Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

          Deleted Mortgage Loan: As defined in Section 2.03(c) hereof.

          Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Principal Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

          Depositor: Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: As to any Distribution Date, the 16th day of each month, or if such 16th day is not a Business Day, the Business Day immediately preceding the 16th day.

          Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate that is less than the Required Coupon.

          Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, N.A. in trust for registered holders of MASTR Asset Securitization Trust 2001-1 Mortgage Pass-Through Certificates, Series 2001-1." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Distribution Account Deposit Date: As to any Distribution Date, 12:30 p.m. Eastern time on the 18th day of each calendar month, or if such day is not a Business Day, the next preceding Business Day.

          Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2001.

          Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

          Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with
(a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

          Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by a Transferor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan;
(ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.03 hereof; (vi) be the same credit grade category as the Deleted Mortgage Loan; and (vii) have the same prepayment penalty term.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA-Restricted Certificate: As specified in the Preliminary
Statement.

          Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.06(a) hereof.

          Excess Loss: The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

          Excess Proceeds: With respect to any Liquidated Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Loan, exceeds (i) the Scheduled Principal Balance of such Liquidated Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Loan plus
(ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

          Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

          Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          Fannie Mae Guide: The FNMA/Fannie Mae Selling Guide and the Servicing Guide, collectively, in effect on and after the Cendant Loan Sale Date.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

          Fitch: Fitch, Inc., or any successor thereto.

          Fraud Loan: A Liquidated Loan as to which a Fraud Loss has occurred.

          Fraud Loss Coverage Amount: As of the Closing Date, $2,398,549.15, subject to reduction from time to time by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the lesser of
(i) 1% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses that would have been allocated to the Certificates in the absence of the Loss Allocation Limitation since such preceding anniversary; (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 0.5% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses that would have been allocated to the Certificates in the absence of the Loss Allocation Limitation since such preceding anniversary; and (c) on the earlier to occur of the Cross-Over Date and the fifth anniversary of the Cut-off Date, to zero.

          Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

          Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

          Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Freddie Mac Servicing Guide: The FHLMC/Freddie Mac Seller' and Servicers' Guide in effect on and after the Cendant Loan Sale Date.

          HUD: The United States Department of Housing and Urban Development or any successor thereto.

          Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

          Initial Bankruptcy Coverage Amount: $100,000.

          Initial LIBOR Rate: 3.64%.

          Insolvency Proceeding: With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or
(ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

          Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

          Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures.

          Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

          Interest Accrual Period: With respect to each Class of Certificates (other than the Class A-3 and Class A-4 Certificates), Corresponding Lower-Tier REMIC Regular Interests and any Distribution Date, the calendar month prior to the month of such Distribution Date, and for the Class A-3 and Class A-4 Certificates and Corresponding Lower-Tier REMIC Regular Interests, the period from and including the 25th day of the month preceding the month in which such Distribution Date occurs to and including the 24th day of the month in which such Distribution Date occurs.

          Junior Certificates: As specified in the Preliminary Statement.

          Junior Optimal Principal Amount: For any Distribution Date, the sum of
(i) the Junior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Junior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Mortgage Loan, or (B) either (a) the Junior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Junior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Loan, the Junior Optimal Principal Amount will be reduced on the related Distribution Date by the Junior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

          Junior Percentage: As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

          Junior Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

          Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

          Lender-Paid Mortgage Insurance Amount: With respect to any Lender-Paid Mortgage Insurance Loan, the interest portion of each Monthly Payment that is paid by the related Mortgagor that will be used to pay the monthly premium of the "lender-paid" Primary Insurance Policy on such Lender-Paid Mortgage Insurance Loan, which is calculated by multiplying the Scheduled Principal Balance as of the related date of determination on such Lender-Paid Mortgage Insurance Loan by the applicable Lender-Paid Mortgage Insurance Rate.

          Lender-Paid Mortgage Insurance Loan: Each of the three Mortgage Loans identified on the Mortgage Loan Schedule as having a Lender-Paid Mortgage Insurance Rate.

          Lender-Paid Mortgage Insurance Rate: With respect to any Lender-Paid Mortgage Insurance Loan, a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule under the heading "Lender-Paid Mortgage Insurance Rate."

          LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Trustee in accordance with Section 4.05.

          LIBOR Certificates: As specified in the Preliminary Statement.

          LIBOR Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second London Business Day prior to the beginning of the applicable Interest Accrual Period for such Class and such Distribution Date.

          Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

          Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

          Loan Seller: UBS Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

          Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

          London Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and the State where the Corporate Trust Office is located.

          Loss Allocation Limitation: As defined in Section 4.03(d) hereof.

          Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

          Lower-Tier REMIC: As described in the Preliminary Statement.

          Lower-Tier REMIC Interest: Any one of the Lower-Tier REMIC Regular Interests or the Class A-LR Certificate.

          Lower-Tier REMIC Regular Interest: Any of the Class A-L1 Interest, Class A-L3 Interest, Class A-L6 Interest, Class A-L8 Interest, Class A-LX Interest, Class LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest.

          Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

          Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.04.

          Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Monitoring Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

          Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of September 1, 2001, between the Loan Seller and the Depositor, as the same may be amended from time to time.

          Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan: (1) the Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original principal balance of the Mortgage Loan; (5) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (6) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (7) the last scheduled Due Date on which a Monthly Payment was applied to the Scheduled Principal Balance; (8) the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance; (9) the Mortgage Rate in effect immediately following origination; (10) the Mortgage Rate in effect immediately following the Cut-off Date (if different from (9)); (11) the amount of the Monthly Payment at origination; (12) the amount of the Monthly Payment as of the Cut-off Date (if different from (11)); (13) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;
(14) a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, or a condominium; (15) a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance); (16) the stated maturity date; (17) the original months to maturity; (18) the remaining months to maturity from the Cut-off Date based on the original amortization schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule; (19) the origination date of the Mortgage Loan; (20) the Appraised Value (including the purchase price of the Mortgaged Property, if applicable) and Loan-to-Value Ratio at origination; (21) the date on which the first Monthly Payment was due on the Mortgage Loan after the origination date; (22) a code indicating the documentation style of the Mortgage Loan; (23) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy; (24) a code indicating if the Mortgage Loan is subject to a "lender-paid" Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy, and the Lender-Paid Mortgage Insurance Rate; (25) the Servicing Fee Rate; (26) a code indicating whether a Mortgage Loan is an Additional Collateral Mortgage Loan and, if so, the type of Additional Collateral program and the total pledged amount; (27) the program pursuant to which the Mortgage Loan was underwritten; (28) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty; (29) the credit score (or mortgage score) of the Mortgagor;
(30) a code indicating the number of times the Mortgage Loan was delinquent in the prior twelve months; and (31) the debt-to-income ratio of the Mortgage Loan.

          Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

          Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          Mortgage 100 Pledge Agreement: As defined in the Additional Collateral Assignment Agreement.

          Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

          Mortgaged Property: The underlying property securing a Mortgage Loan.

          Mortgagor: The obligor(s) on a Mortgage Note.

          Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less (i) the related Servicing Fee Rate and (ii) with respect to each Lender-Paid Mortgage Insurance Loan, the Lender-Paid Mortgage Insurance Rate. For purposes of determining whether any Eligible Substitute Mortgage Loan is a Discount Mortgage Loan or a Non-Discount Mortgage Loan and for purposes of calculating the applicable PO Percentage and applicable Non-PO Percentage, each Eligible Substitute Mortgage Loan shall be deemed to have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan for which it is substituted.

          Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds an amount equal to the aggregate Servicing Fee for such Distribution Date before reduction of the Servicing Fee in respect of such Prepayment Interest Shortfalls.

          Non-Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate that is greater than or equal to the Required Coupon.

          Non-PO Formula Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by a Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received during the related Prepayment Period and (ii) all partial Principal Prepayments applied during the related Prepayment Period.

          Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage) the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the Required Coupon. As to any Non-Discount Mortgage Loan, 100%.

          Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

          Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

          Notional Amount: With respect to any Distribution Date and the Class A-X Certificates and Class A-LX Interest, the aggregate of the Scheduled Principal Balances of the Non-Discount Mortgage Loans as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loans on such Due Date). With respect to any Distribution Date and the Class A-4 Certificates, the Class Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date.

          Offered Certificates: As specified in the Preliminary Statement.

          Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including, in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01(a) hereof.

          Original Junior Principal Balance: The aggregate of the Class Principal Balances of the Junior Certificates as of the Closing Date.

          OTS: The Office of Thrift Supervision.

          Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

          (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

          (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

          Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Loan prior to such Due Date.

          Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

          Parent Power(R)Guaranty Agreement for Real Estate: As defined in the Additional Collateral Assignment Agreement.

          Parent Power(R)Guaranty and Security Agreement for Securities Account:
As defined in the Additional Collateral Assignment Agreement.

          Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

          Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

          Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

          (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

          (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

          (x) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by Moody's or S and P; and

          (xi) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency.

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

          Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

          Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          Physical Certificate: As specified in the Preliminary Statement.

          PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Discount Mortgage Loan. As to any Non-Discount Mortgage Loan, 0%.

          Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

          Prepayment Interest Excess: As to any Principal Prepayment received or, in the case of partial Principal Prepayments, applied, by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Servicer as additional servicing compensation.

          Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received or, in the case of partial Principal Prepayments, applied, during the month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

          Prepayment Period: As to any Distribution Date, the calendar month preceding the month of such Distribution Date.

          Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

          Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

          Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

          Private Certificate: As specified in the Preliminary Statement.

          Pro Rata Share: As to any Distribution Date and any Mortgage Loan (i) with respect to the Class A-X Certificates, (a) the ratio that (x) the excess, if any, of the Net Mortgage Rate with respect to such Mortgage Loan over the Required Coupon bears to (y) such Net Mortgage Rate or (b) if the Net Mortgage Rate with respect to such Mortgage Loan does not exceed the Required Coupon, zero, (ii) with respect to the Class PO Certificates, zero and (iii) with respect to each other Class of Certificates the product of (a) the lesser of (I) the ratio that the Required Coupon bears to such Net Mortgage Rate and (II) one, multiplied by (b) the ratio that the amount calculated with respect to such Distribution Date for such Class pursuant to clause (i) of the definition of Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 4.02(d)) bears to the amount calculated with respect to such Distribution Date for all Class of Certificates pursuant to clause (i) of the definition of Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 4.02(d)).

          Prospectus Supplement: The Prospectus Supplement dated September 24, 2001 relating to the Offered Certificates.

          PUD: Planned Unit Development.

          Purchase Price: With respect to any Mortgage Loan required to be purchased by a Transferor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor or the Servicer made an Advance in respect thereof (which was not reimbursed) to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

          Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

          Qualified Mortgage Insurer: American Guaranty Corporation, Commonwealth Mortgage Assurance Company, General Electric Mortgage Insurance Companies, Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Company, Republic Mortgage Insurance Company or United Guaranty Residential Insurance Corporation, as long as such mortgage insurer remains Fannie Mae and Freddie Mac approved.

          Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

          Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Scheduled Principal Balance of the Liquidated Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

          Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

          Refinancing Mortgage Loan Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

          Regular Certificates: As specified in the Preliminary Statement.

          Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

          REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit L.

          Required Coupon: 6.75% per annum.

          Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

          Residual Certificates: As specified in the Preliminary Statement.

          Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Restricted Classes: As defined in Section 4.02(e).

          Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

          Scheduled Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

          Securities Act: The Securities Act of 1933, as amended.

          Senior Certificates: As specified in the Preliminary Statement.

          Senior Optimal Principal Amount: For any Distribution Date, the sum of
(i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Loan, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

          Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than the Class A-4, Class A-X and Class PO Certificates) immediately preceding such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates (other than the Class A-4, Class A-X and Class PO Certificates) immediately preceding such Distribution Date.

          Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Junior Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Junior Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Junior Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Junior Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

          Senior Step Down Conditions: As of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the aggregate Scheduled Principal Balance of all Mortgage Loans delinquent 60 days or more, as a percentage of the aggregate principal balance of the Junior Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the Original Junior Principal Balance, (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Junior Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Junior Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Junior Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Junior Principal Balance.

          Servicer: Cendant Mortgage Corporation, a New Jersey corporation, and its successors and assigns, in its capacity as servicer hereunder.

          Servicer Advance Date: As to any Distribution Date, the 18th day of each calendar month, or if such 18th day is not a Business Day, the immediately preceding Business Day.

          Servicer Event of Termination: As defined in Section 7.01 hereof.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

          Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

          Servicing Fee Rate: With respect to each Mortgage Loan, 0.25% per annum.

          Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

          Similar Law: As defined in Section 5.02(b) hereof.

          S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 25 Broadway, 12th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.

          Special Hazard Coverage Termination Date: The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

          Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section
3.09 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

          (a) normal wear and tear;

          (b) fraud, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

          (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

          (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

          (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

               1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

               2.   by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

          (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

          (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

          Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $2,399,675, less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Junior Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid. As of any Distribution after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

          Special Hazard Mortgage Loan: A Liquidated Loan as to which a Special Hazard Loss has occurred.

          Startup Day: The Closing Date.

          Subservicer: Any person to whom the Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.02 hereof.

          Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

          Surety Bond: The Surety Bond, as defined in the Additional Collateral Assignment Agreement.

          Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

          Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

          Transferor: Either Cendant or Bishop's Gate, as applicable, in its capacity as seller of Mortgage Loans to the Loan Seller.

          Transferors: Cendant and Bishop's Gate, in their capacities as sellers of the Mortgage Loans to the Loan Seller.

          Trust: As defined in Section 2.01(c).

          Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loan Purchase Agreement, (ii) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (iii) the Collection Account and the Distribution Account all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

          Trustee: Wells Fargo Bank Minnesota, N.A., a national banking association, and its successors and, if a successor trustee is appointed hereunder, such successor.

          Upper-Tier REMIC: As described in the Preliminary Statement.

          Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) the Class A-4 and Class A-X Certificates will each be entitled to 1% of all Voting Rights (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights (and the Voting Rights allocated to the Class A-4 or Class A-X Certificates if there are no Class A-4 or Class A-X Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.

          Section 1.02 Certain Calculations.

          Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.


                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

          Section 2.01. Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with all rights assigned by the Loan Seller to the Depositor, pursuant to the Mortgage Loan Purchase Agreement, under the Cendant Mortgage Loan Purchase Agreement and the related Purchase Price and Terms Letter (as defined in the Cendant Mortgage Loan Purchase Agreement) solely with respect to the Mortgage Loans, and all of the Loan Seller's right, title and interest in and to the Additional Collateral Assignment Agreement, each Mortgage 100 Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan.

          (b) In connection with the transfer and assignment set forth in clause
(a) above, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ___________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
          Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the Transferor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

               (ii) except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the Transferor as being a true and complete copy of the Mortgage;

               (iii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in the following form: "Wells Fargo Bank Minnesota, N.A. as Trustee for the MASTR Asset Securitization Trust 2001-1 for the benefit of the Holders of the Mortgage Pass-Though Certificates, Series 2001-1" together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

               (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

               (v) except as provided below, the original or duplicate original lender's title policy and all riders thereto.

          In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the applicable Transferor shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

          As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Servicer shall (i) cause the Trustee to affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof and that the Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction under the laws of which in the opinion of counsel the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

          In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.08 hereof.

          (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MASTR Asset Securitization Trust 2001-1" and Wells Fargo Bank Minnesota, N.A. is hereby appointed as Trustee in accordance with the provisions of this Agreement.

          Section 2.02. Acceptance by Trustee of the Mortgage Loans.

          The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of Minnesota, unless otherwise permitted by the Rating Agencies.

          The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Servicer and the Transferors an Initial Certification in the form annexed hereto as Exhibit F. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges, subject to any applicable exceptions noted on Exhibit F, that such documents appear regular on their face and relate to such Mortgage Loan. The Trustee shall be under no duty or obligation to (i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable.

          Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Servicer and the Transferors a Final Certification in the form annexed hereto as Exhibit G, with any applicable exceptions noted thereon. The Trustee shall make available, upon request of any Certificateholder, a copy of any exceptions noted on the Initial Certification or the Final Certification.

          If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable. The applicable Transferor shall promptly correct or cure such defect within 60 days from the date it was so notified of such defect and, if the applicable Transferor does not correct or cure such defect within such period, such Transferor shall either (a) substitute for the related Mortgage Loan a Eligible Substitute Mortgage Loan or Loans, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 60 days from the date such Transferor was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicer or the Transferor and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be paid by the applicable Transferor to the Trustee for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit L hereto, the Trustee shall release the related Mortgage File to such Transferor and shall execute and deliver at such Transferor's request such instruments of transfer or assignment prepared by such Transferor, in each case without recourse, as shall be necessary to vest in such Transferor, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

          The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

          It is understood and agreed that the obligation of a Transferor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Transferors; provided, however, that notwithstanding the foregoing, the Transferors shall be obligated to indemnify the parties set forth in Section 2.03(d) in connection with the matters set forth in such Section.

          Section 2.03. Representations, Warranties and Covenants of the Transferors.

          (a) Each Transferor hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

          (b) Each Transferor hereby makes the representations and warranties set forth in Schedule III hereto with respect to the Mortgage Loans, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

          (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(a) or 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. A breach which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan. Each Transferor hereby covenants that within 60 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(a) or 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 60 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Loans, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of a Request for Release substantially in the form of Exhibit L and the Mortgage File for any such Eligible Substitute Mortgage Loan. The applicable Transferor shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of each Transferor's knowledge, if it is discovered by either the Depositor, a Transferor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding such Transferor's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          With respect to any Eligible Substitute Mortgage Loan or Loans, the applicable Transferor shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the applicable Transferor on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the applicable Transferor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the applicable Transferor and shall execute and deliver at such Transferor's direction such instruments of transfer or assignment prepared by such Transferor, in each case without recourse, as shall be necessary to vest title in such Transferor, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

          For any month in which a Transferor substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the applicable Transferor (or by both Transferors if applicable) on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

          In the event that a Transferor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which such Transferor became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement (i) of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing and (ii) of the Transferors to indemnify the parties set forth in Section 2.03(d) in connection with the matters set forth in such Section shall constitute the sole remedies against such Persons respecting such matters available to Certificateholders, the Depositor or the Trustee on their behalf.

          The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

          (d) Each Transferor shall indemnify and hold harmless the Depositor, Trustee, their directors, officers, agents, employees, and assignees, and the Trust (each, an "Indemnified Party") from and against any costs, damages, expenses (including reasonable attorneys' fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses ("Losses") suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgement, award or settlement), in connection with or relating to (i) a breach by such Transferor of any of its representations and warranties contained in this Section, (ii) a breach by such Transferor of any of its covenants and other obligations contained herein. The applicable Transferor shall immediately (x) notify the Trustee and the Depositor if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property, (y) assume (with the prior written consent of the Trustee and the Depositor) the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and (z) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it, the Trust, the Trustee or the Depositor in respect of such claim. Nothing contained herein shall prohibit the Trustee or the Depositor, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither Transferor shall be obligated to pay or comply with any settlement to which it has not consented.

          (e) The parties hereto agree that, the Trustee shall have the right to cause Cendant to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by Bishop's Gate of the representations and warranties listed in clauses (iii) or (xv) of Schedule III hereto, in which case the Trustee shall have the right to cause Bishop's Gate to repurchase directly the Defective Mortgage Loan) acquired by the Loan Seller from Bishop's Gate pursuant to the Cendant Mortgage Loan Purchase Agreement.

          Section 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.

          The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Loan Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

          It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor, a Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

          Section 2.05. [Reserved.]

          Section 2.06. Execution and Delivery of Certificates.

          The Trustee acknowledges the transfer and assignment to it of the Trust Fund and acknowledges the issuance of the Lower-Tier REMIC Regular Interests and the Class A-LR Certificates in exchange therefor. The Trustee further acknowledges the transfer and assignment to it of the Lower-Tier REMIC Regular Interests and, concurrently with such transfer and assignment, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and the Lower-Tier REMIC Regular Interests and to exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

          Section 2.07. REMIC Matters.

          The Preliminary Statement sets forth the designations as "regular interests" or "residual interests" and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

          Section 2.08. Covenants of the Servicer.

          The Servicer hereby covenants to the Depositor and the Trustee as follows:

          (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

          (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

          Section 2.09. Representations and Warranties of the Servicer.

          The Servicer hereby represents and warrants to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off
Date:

          (a) The Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the State of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms thereof.

          (b) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Agreement by the Servicer, and the servicing of the Mortgage Loans by the Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

          (d) The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

          (e) No litigation is pending or threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          Section 3.01. Servicer to Service Mortgage Loans.

          For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause either REMIC to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

          In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          Section 3.02. Subservicing; Enforcement of the Obligations of
Servicers.

          (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. The Servicer shall send to the Trustee a copy of any such subservicing agreement within 30 days of execution thereof. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

          (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

          (c) If the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of a Servicer Event of Termination), the Trustee, its designee or any successor servicer appointed pursuant to Section 6.04 hereof may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under any subservicing agreements. If so requested by the successor servicer, the predecessor Servicer shall terminate all subservicers at its sole cost and expense.

          Section 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

          The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

          Section 3.04. Trustee to Act as Servicer.

          In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of a Servicer Event of Termination), the Trustee or its successor shall in accordance with Section 7.02 thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer pursuant to Section 2.09 hereunder). Any such assumption shall be subject to
Section 7.02 hereof. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Servicer Event of Termination), the Trustee or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Servicer under each subservicing agreement.

          The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

          The Trustee or successor servicer shall be entitled to be reimbursed from the Servicer for all costs associated with the transfer of servicing from the Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

          If the Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to
Section 3.08(b)(iv); provided that the Servicer shall reimburse the Trust for any such expense incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

          Section 3.05. Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

          (a) The Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of
Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (b) The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off
Date) and the following amounts required to be deposited hereunder:

               (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

               (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

               (iv) any amount required to be deposited by the Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

               (v) any amounts required to be deposited by the Servicer pursuant to Section 3.09(b), 3.09(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

               (vi) all Substitution Adjustment Amounts;

               (vii) all Advances made by the Servicer pursuant to Section 4.01;

               (viii) any amounts received by the Servicer upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100 Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond; and

               (ix) any other amounts required to be deposited hereunder.

          In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicer shall cause funds to be deposited into the Collection Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the related Servicing Fee on such date.

          The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

          (c) (Reserved)

          (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

               (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.08(a)(x);

               (ii) any amount deposited by the Servicer or the Trustee pursuant to Section 3.05(e) in connection with any losses on Permitted Investments; and

               (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

          In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

          (e) Each institution at which the Collection Account or Distribution Account is maintained shall invest the funds on deposit in the Collection Account or Distribution Account as directed in writing by the Servicer, in the case of the Collection Account, and by the Trustee, in the case of the Distribution Account, in Permitted Investments. Funds invested in the Collection Account shall mature not later than the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date). The Trustee shall invest funds on deposit in the Distribution Account in Permitted Investments which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date). Permitted Investments in respect of the Collection Account or the Distribution Account shall not be sold or disposed of prior to their maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account or paid to the Trustee by wire transfer of immediately available funds for deposit into the Distribution Account, as applicable. All income and gain net of any losses realized from any such investment of funds on deposit in the Distribution Account shall be for the benefit of the Trustee as additional compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Distribution Account. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account (except to the extent the Trustee is the obligor and has defaulted thereon) and made in accordance with this Section 3.05. In the absence of written instructions by the Servicer to invest funds held in the Collection Account, all funds on deposit thereon shall remain uninvested.

          (f) The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

          Section 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

          (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

          (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.09 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

          (c) The Servicer shall advance any payments referred to in Section 3.06(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

          Section 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

          The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

          Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

          Section 3.08. Permitted Withdrawals from the Collection Account and Distribution Account.

          (a) The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

               (i) to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Collection Account;

               (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

               (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

               (v) to reimburse the Servicer for (a) unreimbursed Servicing Advances, the Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section
          3.01 or Section 3.06 and (b) for unpaid Servicing Fees as provided in
          Section 3.11 hereof;

               (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

               (vii) to reimburse the Transferors, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to
          Section 6.03 hereof;

               (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

               (ix) with respect to each Lender-Paid Mortgage Insurance Loan, to pay any Lender-Paid Mortgage Insurance Amount to the applicable mortgage insurer from the related Monthly Payment received by the Mortgagor;

               (x) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds for such Distribution Date and remit by wire transfer of immediately available funds such amount to the Trustee for deposit in the Distribution Account; and

               (xi) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

          The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii),
(iv), (v) and (vi). Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

          (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

               (i) (Reserved);

               (ii) to pay to itself earnings on or investment income with respect to funds in or credited to the Distribution Account;

               (iii) to withdraw and return to the Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

               (iv) to withdraw any indemnity, expense or other reimbursement owed to it pursuant to this Agreement, including, without limitation,
          Section 3.04, Section 7.02 and Section 8.05;

               (v) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

          Section 3.09. Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

          (a) The Servicer shall cause to be maintained, as and to the extent required by each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies shall be held in an escrow account (until applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures) until applied to payment on the Mortgage Loan and deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by
Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

          (b) In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss on the Mortgage Loan that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

          (c) The Servicer shall not take any action that would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

          The Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law.

          The Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, including the timely payment of the Lender-Paid Mortgage Insurance Amount for each "lender-paid" Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer from the related liquidation proceeds.

          (d) In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

          Section 3.10. Enforcement of Due-on-Sale Clauses; Assumption
Agreements.

          (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale or due-on encumbrance clauses contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed, encumbered or is proposed to be conveyed or encumbered satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale or due-on-encumbrance clauses, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if-so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

          (b) Subject to the Servicer's duty to enforce any due-on-sale and due-on-encumbrance clauses to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed or encumbered to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed or encumbered and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee and the Custodian, if any, that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

          Section 3.11. Realization Upon Defaulted Mortgage Loans; Additional Collateral.

          The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Servicer has knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

          With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and filing the same.

          In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would
(i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

          The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

          The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Loan will be distributed to the holders of the Class A-LR Certificates.

          Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgage Loan; provided, however, that the Trust in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause either REMIC to fail to qualify as a REMIC or subject either REMIC to any tax.

          Section 3.12. Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit L. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit L, in duplicate and signed by a Servicing Officer, or in mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit L, signed by a Servicing Officer.

          If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

          Section 3.13. Documents Records and Funds in Possession of Servicer to Be Held for the Trustee.

          Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

          Section 3.14. Servicing Compensation.

          As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Distribution Date shall be reduced by an amount equal to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to such Distribution Date, but not below an amount equal to the aggregate Servicing Fee for such Distribution Date before reduction thereof in respect of such Prepayment Interest Shortfalls.

          Additional servicing compensation in the form of Prepayment Interest Excess, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Section 3.05 hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

          Section 3.15. Access to Certain Documentation.

          The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Junior Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          Section 3.16. Annual Statement as to Compliance.

          The Servicer shall deliver to the Depositor, each Rating Agency and the Trustee on or before 120 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year ending on December 31, 2001, an Officer's Certificate, signed by two officers of the Servicer, stating, as to the signers thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          Section 3.17. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

          On or before 120 days after the end of the Servicer's fiscal year, commencing with its 2001 fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that-such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

          Section 3.18. Errors and Omissions Insurance; Fidelity Bonds.

          The Servicer shall for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.


                                   ARTICLE IV

                   DISTRIBUTIONS AND ADVANCES BY THE SERVICER

          Section 4.01. Advances.

          The Servicer shall determine on or before each Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Servicer determines it is required to make an Advance, it shall, on or before the Servicer Advance Date, either (i) deposit into the Collection Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

          The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Servicer to be a Nonrecoverable Advance and detailing the reasons for such determination.

          Section 4.02. Priorities of Distribution.

          (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Distribution Account and apply such funds, first to distributions in respect of the Lower-Tier REMIC Regular Interests, as provided in Section 4.02(f), and then to distributions on the Certificates in the following order and priority and, in each case, to the extent of Available Funds remaining:

               (i) (Reserved);

               (ii) to each interest-bearing Class of Senior Certificates, an amount allocable to interest equal to the related Accrued Certificate Interest, any shortfall being allocated among such Classes in proportion to the amount of the Accrued Certificate Interest that would have been distributed in the absence of such shortfall; except that prior to the Class A-8 Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest (including any shortfalls) to the Class A-8 Certificates pursuant to this provision (the "Class A-8 Accrual Amount") will instead be distributed in reduction of the Class Principal Balances of certain Classes of Senior Certificates in accordance with Section 4.02(b);

               (iii) (Reserved);

               (iv) to each Class of Senior Certificates (other than the Class A-4 and Class A-X Certificates), concurrently as follows:

                    (x) to the Class PO Certificates, an amount allocable to
               principal equal to the Class PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class PO Certificates; and

                    (y) on each Distribution Date prior to the Cross-Over Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Optimal Principal Amount for such Distribution Date, will be distributed in accordance with the following priorities:

                         (A) to the Class A-5 Certificates, (a) if the Class A-5
                    Distribution Amount for that Distribution Date is less than 98% of the Senior Optimal Principal Amount for that Distribution Date, in an amount equal to the Class A-5 Distribution Amount for that Distribution Date or (b) otherwise, in an amount equal to 98% of the Senior Optimal Principal Amount for that Distribution Date, in each case, until the Class Principal Balance of the Class A-5 certificates is reduced to zero;

                         (B) to the Class A-R and Class A-LR Certificates, pro
                    rata, based on the Class Principal Balances of such Classes immediately prior to such Distribution Date, until the Class Principal Balance of each such Class is reduced to zero;

                         (C) to the Class A-1, Class A-3 and Class A-6
                    Certificates, pro rata, based on the Class Principal Balances of such Classes immediately prior to such Distribution Date, until the Class Principal Balance of each such Class is reduced to zero;

                         (D) to the Class A-2 and Class A-7 Certificates pro
                    rata, based on the Class Principal Balances of such Classes immediately prior to such Distribution Date, until the Class Principal Balance of each such Class is reduced to zero; and

                         (E) sequentially, to the Class A-8 and Class A-5
                    Certificates, in that order, until their respective Class Principal Balances are reduced to zero.

               (v) to the Class PO Certificates, any Class PO Deferred Amount, up to an amount not to exceed the Junior Optimal Principal Amount actually received or advanced for such Distribution Date; provided, however, that any payments in respect of the Class PO Deferred Amount will be payable from the Junior Optimal Principal Amount first, from the amounts in clause (i) of the definition thereof, second, from amounts in clause (ii) of the definition thereof and third, from amounts in clause (iii) of the definition thereof;

               (vi) to each Class of Junior Certificates, subject to paragraph
          (e) below, in the following order of priority:

                    (A) to the Class B-1 Certificates, an amount allocable to
               interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

                    (B) to the Class B-1 Certificates, an amount allocable to
               principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    (C) to the Class B-2 Certificates, an amount allocable to
               interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

                    (D) to the Class B-2 Certificates, an amount allocable to
               principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    (E) to the Class B-3 Certificates, an amount allocable to
               interest equal to the amount of the Accrued Certificate Interest for such Class for such Distribution Date;

                    (F) to the Class B-3 Certificates, an amount allocable to
               principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof has been reduced to zero;

                    (G) to the Class B-4 Certificates, an amount allocable to
               interest equal to the amount of the Accrued Certificate Interest for such Class for such Distribution Date;

                    (H) to the Class B-4 Certificates, an amount allocable to
               principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof has been reduced to zero;

                    (I) to the Class B-5 Certificates, an amount allocable to
               interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

                    (J) to the Class B-5 Certificates, an amount allocable to
               principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                    (K) to the Class B-6 Certificates, an amount allocable to
               interest equal to the Accrued Certificate Interest for such Class for such Distribution Date; and

                    (L) to the Class B-6 Certificates, an amount allocable to
               principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero.

          (vii) to the Class A-R Certificate, any remaining funds in the Upper-Tier REMIC and to the Class A-LR Certificate, any remaining funds in the Lower-Tier REMIC.

On any Distribution Date, amounts distributed in respect of Class PO Deferred Amounts will not reduce the Class Principal Balance of the Class PO Certificates.

          On any Distribution Date, to the extent the Amount Available for Senior Principal is insufficient to make the full distribution required to be made pursuant to clause (iv) above, (A) the amount distributable on the Class PO Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Senior Principal and (2) a fraction, the numerator of which is the Class PO Principal Distribution Amount and the denominator of which is the sum of the Class PO Principal Distribution Amount and the Senior Optimal Principal Amount and (B) the amount distributable on the Senior Certificates, other than the Class PO Certificates, in respect of principal shall be equal to the product of (1) the Amount Available for Senior Principal and (2) a fraction, the numerator of which is the Senior Optimal Principal Amount and the denominator of which is the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount.

          (b) On each Distribution Date occurring prior to the Class A-8 Accretion Termination Date, the Class A-8 Accrual Amount will be distributed sequentially as follows:

          first, to the Class A-1, Class A-3 and Class A-6 Certificates, pro rata, based on the Class Principal Balances of such Classes immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero;

          second, to the Class A-2 and Class A-7 certificates, pro rata, based on the Class Principal Balances of such Classes immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero; and

          third, to the Class A-8 certificates, until the Class Principal Balance of such Class has been reduced to zero.

On each Distribution Date prior to the Class A-8 Accretion Termination Date, the Class A-8 Accrual Amount will be added to the Class Principal Balance of the Class A-8 Certificates (such amount to thereafter accrue interest at the applicable Pass-Through Rate).

          (c) On each Distribution Date on or after the Cross-Over Date, notwithstanding the allocation and priority set forth in Section 4.02(a)(iv)(y), the portion of Available Funds available to be distributed as principal to the Senior Certificates (other than the Class A-4, Class A-X and Class PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Principal Balances, until the Class Principal Balances thereof are reduced to zero. On each Distribution Date on or after the Cross-Over Date, notwithstanding the allocation and priority set forth in Section 4.02(a)(v), no distribution will be made on the Class PO Certificates in respect of the Class PO Deferred Amount.

          (d) On each Distribution Date, the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by (i) the related Class' pro rata share of Net Prepayment Interest Shortfalls based on such Class' Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class' Pro Rata Share of
(A) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (C) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

          (e) Notwithstanding the priority and allocation contained in Section 4.02(a)(vi), if with respect to any Class of Class B Certificates on any Distribution Date, such Class has not satisfied the Class Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (ii)(B)(a) and (iii) of the definition of Junior Optimal Principal Amount will be made to any such Classes (the "Restricted Classes") and the amount of such amounts pursuant to clauses (ii)(B)(a) and (iii) of the definition of Junior Optimal Principal Amount otherwise distributable to the Restricted Classes shall be distributed to any Classes of Junior Certificates, which are not Restricted Classes, having lower numerical Class designations than such Class, pro rata, based on their respective Class Principal Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in
Section 4.02(a)(vi); provided, however, that if all of the Junior Certificates are Restricted Classes, then such amounts shall be distributed to the most senior Class of Junior Certificates outstanding.

          (f) On each Distribution Date, Available Funds shall be applied to distributions on the Lower-Tier REMIC Regular Interests, in each case in an amount sufficient to make the distributions on the respective Corresponding Classes of Certificates on such Distribution Date in accordance with the provisions of Section 4.02(a).

          The pass-through rate with respect to the Class A-L1 Interest, Class A-L8 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.75%. The pass-through rate with respect to the Class A-L3 Interest shall be 8.00.%. The pass-through rate with respect to the Class A-L6 Interest shall be 6.00%. The pass-through rate with respect to the Class A-LX Interest shall be the Pass-Through Rate for the Class A-X Certificates. The Class LPO Interest is a principal-only interest and is not entitled to distribution of interest. Interest shall accrete and be added to the principal balance of the Class A-L8 Interest in the same manner as the Class A-8 Certificates.

          As of any date, the principal balance or Notional Amount of each Lower-Tier REMIC Regular Interest equals the Class Principal Balance or Notional Amount of the respective Corresponding Class or Classes of Certificates. The initial principal balance or Notional Amount of each Lower-Tier REMIC Regular Interest equals the initial Class Principal Balance or Notional Amount of the respective Corresponding Class or Classes of Certificates set forth in the Preliminary Statement. Class Unpaid Interest Amounts, Realized Losses, Fraud Losses, Special Hazard Losses, Bankruptcy Losses and Excess Losses shall be allocated to the Lower-Tier REMIC Regular Interests in the same manner as they are allocated to the Corresponding Class or Classes of Certificates pursuant to
Section 4.03.

          Section 4.03. Allocation of Realized Losses.

          (a) On or prior to each Distribution Date, the Trustee shall determine the total amount of Realized Losses, including Excess Losses.

          Realized Losses with respect to any Distribution Date shall be allocated as follows:

          (i) the applicable PO Percentage of any Realized Loss, including any Excess Loss, shall be allocated to the Class PO Certificates until the Class Principal Balance thereof is reduced to zero; and

          (ii) (1) the applicable Non-PO Percentage of any Realized Loss (other than an Excess Loss) shall be allocated first to the Junior Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Junior Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-4, Class A-X and Class PO Certificates), pro rata on the basis of their respective Class Principal Balances immediately prior to the related Distribution Date (or, in the case of the Class A-8 Certificates, the lesser of the initial Class Principal Balance of such Class or the then outstanding Class Principal Balance of such Class) until the respective Class Principal Balance (or, in the case of the Class A-8 Certificates, the initial Class Principal Balance if less than the outstanding Class Principal Balance of such Class) of each such Class has been reduced to zero; and

               (2) the applicable Non-PO Percentage of any Excess Losses shall be allocated to the Senior Certificates (other than the Class A-4, Class A-X and Class PO Certificates) and the Junior Certificates then outstanding, pro rata, on the basis of their respective Class Principal Balances (or, in the case of the Class A-8 Certificates, the lesser of the initial Class Principal Balance of such Class or the then outstanding Class Principal Balance of such Class).

          (b) The Class Principal Balance of the Class of Junior Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the sum of (i) the amount of any payments on the Class PO Certificates in respect of Class PO Deferred Amounts and (ii) the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses and payments of the Class PO Deferred Amounts on such Distribution Date) exceeds the Pool Principal Balance for the following Distribution Date.

          (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to
Section 4.03(a) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances.

          (d) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate, pursuant to
Section 4.03(a) above shall be accomplished by reducing the Certificate Principal Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Principal Balance" herein; provided that no Realized Loss shall be allocated to reduce the Certificate Principal Balance of a Certificate to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all classes of Certificates to an amount less than the Scheduled Principal Balance of all Outstanding Mortgage Loans as of the Due Date occurring in the month of such Distribution Date, less any Deficiency Valuations occurring before the Bankruptcy Loss Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

          Section 4.04. Monthly Statements to Certificateholders.

          (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Servicer, the Depositor and any other interested parties a statement based solely on information provided by the Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i), (ii) and (vii) below, the amounts shall be expressed as a dollar amount per minimum denomination Certificate, such minimum denominations being as set forth in the Preliminary Statement):

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Certificate Principal Balance as a dollar amount per minimum denomination Certificate and the Class Principal Balance or Notional Amount of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Principal Balance on such Distribution Date;

          (vi) the Senior Percentage and Junior Percentage for the following Distribution Date;

          (vii) the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date;

          (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

          (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
     (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xiii) the Senior Prepayment Percentage for the following Distribution Date;

          (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month; and

          (xv) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date and the Junior Percentage as of such Distribution Date.

          (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer. The Trustee will make a copy of each statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee's internet website located at "www.ctslink.com". Assistance in using the internet website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way distribution date statement is distributed in order to make such distribution more convenient and/or more accessible and the Trustee shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.

          The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Monthly Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          (c) On or before the 18th day of each calendar month, or if such day is not a Business Day, the preceding Business Day, the Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule IV hereto. In addition, the Servicer shall make available to the Trustee upon request any other information in its possession reasonably necessary for the Trustee to prepare the Monthly Statement.

          (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

          Section 4.05. Determination of LIBOR.

          On each LIBOR Determination Date for a Class of LIBOR Certificates, the Trustee shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

          If on any LIBOR Determination Date for a Class of LIBOR Certificates, the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous LIBOR Determination Date for such Class of LIBOR Certificates or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

          If on any LIBOR Determination Date for a Class of LIBOR Certificates, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous LIBOR Determination Date for such Class of LIBOR Certificates, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

          The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a LIBOR Determination Date, the Trustee shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Certificate Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at 301-815-6600 and make a request therefor.


                                   ARTICLE V

                                THE CERTIFICATES

          Section 5.01. The Certificates.

          The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

          Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee in writing at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Class A-4 or Class A-X Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

          The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

          Section 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

          No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

          All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

          (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee (other than the Depositor or an affiliate of the Depositor) shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit I (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit J (the "Investment Letter") or Exhibit K (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received (other than the Depositor or an affiliate of the Depositor) either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J or Exhibit K), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code or a plan or arrangement subject to Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate that does not make the representation in clause (i) above shall be void and of no effect.

          To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

          (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph
     (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit H.

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

          The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors or the Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

          (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.


          Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04. Persons Deemed Owners.

          The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

          Section 5.05. Access to List of Certificateholders' Names and
Addresses.

          If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 5.06. Maintenance of Office or Agency.

          Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

          Section 6.01. Respective Liabilities of the Depositor and the
Servicer.

          The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          Section 6.02. Merger or Consolidation of the Depositor or the Servicer.

          The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

          Section 6.03. Limitation on Liability of the Depositor, the Loan Seller, the Transferors, the Servicer and Others.

          None of the Depositor, the Loan Seller, the Transferors, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Loan Seller, the Transferors or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Loan Seller, the Transferors, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Loan Seller, the Transferors, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Loan Seller, the Transferors, the Servicer and any director, officer, employee or agent of the Depositor, the Loan Seller, the Transferors or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Loan Seller, the Transferors, the Servicer and any director, officer, employee or agent of the Depositor, the Loan Seller, the Transferors or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Loan Seller, the Transferors or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Loan Seller, the Transferors or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Loan Seller, the Transferors and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

          Section 6.04. Limitation on Resignation of Servicer.

          The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, without regard to the guaranty provided by the Policies, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.


                                   ARTICLE VII

                                     DEFAULT

          Section 7.01. Events of Default.

          "Servicer Event of Termination," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to deposit in the Collection Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates (provided, however, that the Servicer shall pay the Trustee interest on such late payment at the prime rate (as set forth in The Wall Street Journal) until such late payment is received by the Trustee); or

          (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          If a Servicer Event of Termination described in clauses (i) to (vi) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Termination shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall, within a period not to exceed ninety (90) days, pass to and be vested in the Trustee. The Trustee, in its capacity as successor servicer, shall thereupon make any Advance, which the Servicer failed to make subject to Section 3.04 hereof, subject to a determination of non-recoverability. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

          Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii),and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

          Section 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section
4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account or Distribution Account if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, or if it has been requested in writing by Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, without regard to the guaranty provided by the Policies, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

          Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.09.

          The Trustee or successor servicer shall be entitled to be reimbursed from the Servicer for all costs associated with the transfer of servicing from the predecessor servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively. If the Servicer does not pay such reimbursement within thirty
(30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to
Section 3.08(b)(iv); provided that the Servicer shall reimburse the Trust for any such expense incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

          Section 7.03. Notification to Certificateholders.

          (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

          (b) Within 60 days after the occurrence of any Servicer Event of Termination, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Event of Termination hereunder known to the Trustee, unless such Servicer Event of Termination shall have been cured or waived.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          Section 8.01. Duties of Trustee.

          The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Servicer Event of Termination has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) unless a Servicer Event of Termination the Trustee has actual knowledge of shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

          (iv) Subject to Section 7.02, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer.

          Section 8.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (iv) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

          (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement;

          (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement, except as specified herein with respect to Permitted Investments of funds in the Distribution Account (other than as issuer of the investment security);

          (viii) the Trustee shall not be deemed to have knowledge of a Servicer Event of Termination until a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination; and

          (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

          The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

          Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer. Section 8.04. Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

          Section 8.05. Trustee's Expenses.

          The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement or (b) the Certificates, (ii) incurred in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (x) incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder, (y) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders, or
(z) which would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and
(C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, registrar or paying agent hereunder or for any other expenses. The Trust shall fulfill such indemnification obligation from amounts on deposit from time to time in the Distribution Account.

          Section 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

          Section 8.07. Resignation and Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy to the successor trustee.

          The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

          Section 8.08. Successor Trustee.

          Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

          No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          Section 8.09. Merger or Consolidation of Trustee.

          Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10. Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

          (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (iv) The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11. Tax Matters.

          It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (b) apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (e) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (g) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (h) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and (i) maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information. The Holder of the largest Percentage Interest of the Class A-R Certificates shall act as "tax matters person" for the Upper-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Class A-R Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the tax matters person in accordance with the REMIC Provisions). The Holder of the largest Percentage Interest of the Class A-LR Certificates shall act as "tax matters person" for the Lower-Tier REMIC within the meaning of Treasury Regulations
Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Class A-LR Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the tax matters person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent the related REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

          In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

          In the event that any tax is imposed on "prohibited transactions" of either REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Servicer or a Transferor of any of their obligations under this Agreement, (iii) a Transferor, if any such tax arises out of or results from such Transferor's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or
(iv) in all other cases, or in the event that the Trustee, the Servicer or a Transferor fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

          Section 8.12. Periodic Filings.

          Within 15 days after each Distribution, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Each of the Depositor and Servicer agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this section.


                                   ARTICLE IX

                                   TERMINATION

          Section 9.01. Termination upon Liquidation or Purchase of all Mortgage Loans.

          Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Scheduled Principal Balance of each Mortgage Loan (other than Mortgage Loans for which the related Mortgaged Property has become REO Property) plus one month's accrued interest thereon at the applicable Net Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the Scheduled Principal Balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

          Section 9.02. Final Distribution on the Certificates.

          If on any Determination Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of
Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

          Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and no later than the 10th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

          Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Principal Balance thereof plus (a) accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate and (b) any Class PO Deferred Amounts in the case of the Class PO Certificates, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

          In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Upper-Tier REMIC which remain subject hereto and the Class A-LR Certificateholders shall be entitled to all unclaimed funds and other assets of the Lower-Tier REMIC which remain subject hereto.

          Section 9.03. Additional Termination Requirements.

          (a) In the event the Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on the Upper-Tier REMIC or the Lower-Tier REMIC as defined in section 860F of the Code, or (ii) cause either REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The notice given by the Servicer under Section 9.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMICs as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Trustee shall also specify such date in a statement attached to the final tax return of the REMICs; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Transferor for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

          Section 10.01. Amendment.

          This Agreement may be amended from time to time by the Depositor, the Transferors, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Trustee, the Transferors or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trustee requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificate holders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable,
(i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

          This Agreement may also be amended from time to time by the Depositor, the Transferors, the Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or
(iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this

          Section 10.02. Recordation of Agreement; Counterparts.

          This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 10.03. Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 10.04. Intention of Parties.

          It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

          The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholder.

          Section 10.05. Notices.

          (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1.   Any material change or amendment to this Agreement;

          2. The occurrence of any Servicer Event of Termination that has not been cured;

          3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

          4.   The repurchase or substitution of Mortgage Loans pursuant to
               Section 2.03; and

          5.   The final payment to Certificateholders.

          In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

          1.   Each annual statement as to compliance described in Section 3.16;

          2. Each annual independent public accountants' servicing report described in Section 3.17; and

          3.   Any notice of a purchase of a Mortgage Loan pursuant to Section
               2.02 or 2.03.

          (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, (b) in the case of the Servicer, Cendant Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, Attention: Peter A. Thomas, Vice President, Secondary Marketing or such other address as may be hereafter furnished to the Depositor and the Trustee by the Servicer in writing, (c) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor or Servicer, (d) in the case of Cendant, Cendant Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054,
Attention: Peter A. Thomas, Vice President, Secondary Marketing (e) in the case of Bishop's Gate, c/o Cendant Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, Attention: Peter A. Thomas, Vice President, Secondary Marketing and (f) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

          Section 10.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 10.07. Assignment.

          Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and this Section 10.07, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor. The Servicer shall be permitted to pledge its rights as servicer hereunder to a lender provided that no such pledge shall permit the termination of the Servicer as Servicer unless a successor servicer meeting the requirements of Section 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Servicer hereunder.

          Section 10.08. Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 10.09. Inspection and Audit Rights.

          The Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related Subservicer.

          Section 10.10. Certificates Nonassessable and Fully Paid.

          It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

          Section 10.11. Non-Petition Agreement

          Each of the parties hereto covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop's Gate Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop's Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop's Gate Residential Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop's Gate Residential Mortgage Trust. This covenant and agreement shall be binding upon any assignee or transferee of any of the parties hereto.

          IN WITNESS WHEREOF, the Depositor, the Trustee, the Transferors and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       MORTGAGE ASSET SECURITIZATION
                                          TRANSACTIONS, INC.,
                                          as Depositor


                                       By:____________________________________
                                          Name:
                                          Title:


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Trustee


                                       By:____________________________________
                                          Name:
                                          Title:


                                       CENDANT MORTGAGE CORPORATION,
                                          as Transferor


                                       By:____________________________________
                                          Name:
                                          Title:


                                       BISHOP'S GATE RESIDENTIAL MORTGAGE
                                          TRUST
                                          (formerly known as CENDANT
                                          RESIDENTIAL MORTGAGE TRUST),
                                          as Transferor


                                       By:____________________________________
                                          Name:
                                          Title:


                                       CENDANT MORTGAGE CORPORATION,
                                          as Servicer


                                       By:____________________________________
                                          Name:
                                          Title:

STATE OF                )
                        )  ss.:
COUNTY OF               )


          On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _______________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


          On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Wells Fargo Bank Minnesota, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _______________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


          On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Cendant Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _______________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


          On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Cendant Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _______________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


          On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of Bishop's Gate Residential Mortgage Trust, a Delaware business trust, which executed the within instrument on behalf of such Delaware business trust, and also known to me to be the person who executed it on behalf of such Delaware business trust, and acknowledged to me that such Delaware business trust executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _______________________________________
                                                    Notary Public

                                   SCHEDULE I

                             Mortgage Loan Schedule

                      Available Upon Request From Depositor

                                 UBS Warburg LLC
                      Address: 1285 Avenue of the Americas
                            New York, New York 10019

                                   SCHEDULE II

                Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2001-1

                Representations and Warranties of each Transferor
                -------------------------------------------------


          Each of Cendant Mortgage Corporation ("Cendant") and Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) ("Bishop's Gate") (each of Cendant and Bishop's Gate, a "Transferor") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Cendant, as transferor and servicer, Bishop's Gate, as transferor, Mortgage Asset Securitization Transactions, Inc., as depositor, and Wells Fargo Bank Minnesota, N.A., as trustee.

          (i) The Transferor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Transferor by any state having jurisdiction and in any event the Transferor is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to Cendant, service each Mortgage Loan in accordance with the terms of this Agreement.

          (ii) The Transferor had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired. The Transferor has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Transferor has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

          (iii) The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Transferor, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Transferor's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Transferor is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Transferor or its property is subject, or impair the ability of the Trustee to realize on the Mortgage Loans;

          (iv) The Transferor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (v) Neither the Transferor nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Transferor or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Transferor to perform under this Agreement, nor, to the best of the Transferor's knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement;

          (vi) Cendant has delivered to the Loan Seller financial statements as to its fiscal year ended December 31, 2000. Except as has previously been disclosed to the Loan Seller in writing: (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Cendant and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. Bishop's Gate has delivered to the Loan Seller financial statements dated as of December 31, 2000 (the "Bishop's Gate Financials") and such Bishop's Gate Financials fairly present the results of operations and changes in financials position for such period and the financial position at the end of such period of Bishop's Gate. Except as has previously been disclosed to the Loan Seller in writing, there has been no change in such Bishop's Gate Financials since their date and Bishop's Gate is not aware of any errors or omissions therein;

          (vii) There has been no change in the business, operations, financial condition, properties or assets of the applicable Transferor since (i) in the case of Cendant, the date of its financial statements and (ii) in the case of Bishop's Gate, the date of delivery of the Bishop's Gate Financials, that would have a material adverse effect on the ability of the applicable Transferor to perform its obligations under this Agreement;

          (viii) There is no action, suit, proceeding or investigation pending or, to the best of the Transferor's knowledge, threatened, against the Transferor, which, either in any one instance or in the aggregate, if determined adversely to the Transferor would adversely affect the sale of the Mortgage Loans to the Loan Seller or the execution, delivery or enforceability of the Cendant Mortgage Loan Purchase or this Agreement or result in any material liability of the Transferor, or draw into question the validity of the Cendant Mortgage Loan Purchase or this Agreement, or have a material adverse effect on the financial condition of the Transferor;

          (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of or compliance by the Transferor with this Agreement, the delivery of the Legal Documents and the Mortgage Files to the Loan Seller, the sale of the Mortgage Loans to the Loan Seller or the consummation of the transactions contemplated by the Cendant Mortgage Loan Purchase or this Agreement or, if required, such approval has been obtained prior to the Cendant Loan Sale Date;

          (x) The consummation of the transactions contemplated by the Cendant Mortgage Loan Purchase Agreement and this Agreement are in the ordinary course of business of the Transferor, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Transferor pursuant to the Cendant Mortgage Loan Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (xi) The Transferor has not dealt with any broker or agent or anyone else who might to be entitled to a fee or commission in connection with this transaction; and

          (xii) None of the Cendant Mortgage Loan Purchase Agreement or any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading.

                                  SCHEDULE III

                Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2001-1

             Representations and Warranties as to the Mortgage Loans
             -------------------------------------------------------


          Each of Cendant Mortgage Corporation ("Cendant") and Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) ("Bishop's Gate") (each of Cendant and Bishop's Gate, a "Transferor") hereby makes with respect to those Mortgage Loans sold by it to the Loan Seller pursuant to the Cendant Mortgage Loan Purchase Agreement, the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Cendant, as transferor and servicer, Bishop's Gate, as transferor, Mortgage Asset Securitization Transactions, Inc., as depositor, and Wells Fargo Bank Minnesota, N.A., as trustee.

          (i) Such Mortgage Loan complies with the terms and conditions set forth in the Cendant Mortgage Loan Purchase Agreement, and all of the information set forth with respect thereto on the Mortgage Loan Schedule is true and correct in all material respects;

          (ii) Those Legal Documents set forth in Schedule B of the Cendant Mortgage Loan Purchase Agreement that were required to be delivered on or prior to the related Cendant Loan Sale Date with respect to such Mortgage Loan have been delivered to the Loan Seller. Those Legal Documents set forth in Schedule B that are required to be delivered following the related Cendant Loan Sale Date with respect to such Mortgage Loan shall have been delivered to the Loan Seller or its designee by the time periods set forth in Schedule B. On or prior to the Cendant Loan Sale Date, the Transferor was in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Loan Seller;

          (iii) The Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Transferor or Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note solely for the purpose of servicing and administering the Mortgage Loan;

          (iv) All payments required to be made up to and including the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent 30 days or more on the Cut-off Date. Unless otherwise disclosed in the Mortgage Loan Schedule, there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the twelve months preceding the Cut-off Date;

          (v) There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

          (vi) The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan have not been impaired, waived, altered or modified in any material respect except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and which has been recorded, if necessary to protect the interests of the Loan Seller and its assignees) and the terms of which are reflected in the related Mortgage Loan Schedule;

The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and title insurance policy, to the extent required by the related policies.

          (vii) The Mortgage Note and the Mortgage related to such Mortgage Loan are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

          (viii) (a) All buildings upon the Mortgaged Property related to such Mortgage Loan are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of either Section 5.10 or
Section 5.11 of the Cendant Mortgage Loan Purchase Agreement. If any Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than as required pursuant to Section 5.10. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as insured mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid. The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor's cost and expense, and on such Mortgagor's failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor; or (b) in the case of a condominium or unit in a planned unit development ("PUD") project that is not covered by an individual policy, the condominium or PUD project is covered by a "master" or "blanket" policy and there exists and is in the Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage is covered under such policy. The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns) as insured mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid. The insurance policy provides for advance notice to the Transferor or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Transferor's interests is made; the policy includes the types and amounts of coverage provided, describes any endorsements that are part of the "master" policy and would be acceptable pursuant to the Fannie Mae Guide. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Neither of the Transferors or the Servicer (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any insurance policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

          (ix) All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

          (x) The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

          (xi) The Mortgage, related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender's title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property;

          (xii) The Mortgage Note and the Mortgage related to such Mortgage Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law). Either the Mortgagor or the guarantor of the Mortgage Loan is a natural person or the Mortgagor is an inter vivos trust meeting the requirements of Fannie Mae;

          (xiii) All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage, and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties;

          (xiv) Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the Cendant Loan Sale Date; provided that, with respect to any Mortgage Loan originated within the 120 days prior to the Cendant Loan Sale Date, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by, a title company or other escrow agent. There is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage;

          (xv) Immediately prior to the transfer pursuant to the Cendant Mortgage Loan Purchase Agreement, the Mortgage Note and the Mortgage related to such Mortgage Loan have not been assigned, pledged or otherwise transferred by the applicable Transferor, in whole or in part, and the Transferor had good and marketable title thereto, and the Transferor was the sole owner thereof and had full right and authority to transfer and sell such Mortgage Loan, and transferred such Mortgage Loan to the Loan Seller free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

          (xvi) All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" or licensing requirements of the laws of the state wherein the related Mortgaged Property is located;

          (xvii) (a) Such Mortgage Loan is covered by an ALTA lender's title insurance policy or short form title policy acceptable to Fannie Mae and Freddie Mac (or, in jurisdictions where ALTA policies are not generally approved for use, a lender's title insurance policy acceptable to Fannie Mae and Freddie
Mac), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses
(xi)(a) and (b) above) the Transferor or Servicer, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan. Additionally, either such lender's title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or, if not, then the Transferor warrants that there is ingress and egress to and from the Mortgaged Property and the lender's title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. The Transferor or Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Trustee without any further act. No claims have been made under such lender's title insurance policy, neither the Transferor, nor any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such lender's insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender's insurance policy; (b) the mortgagee title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of Fannie Mae and Freddie Mac;

          (xviii) (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; (b) there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; and (e) in no event has the Transferor or the Servicer (or any prior holder or prior servicer) waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan;

          (xix) There are no mechanics' or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (xx) All improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the Fannie Mae Guide and the Freddie Mac Selling Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

          (xxi) Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan;

          (xxii) Except as noted otherwise on the Mortgage Loan Schedule, the related Mortgage contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

          (xxiii) Except as noted otherwise on the Mortgage Loan Schedule, such Mortgage Loan is not subject to any prepayment penalty. If a Mortgage Loan is subject to a prepayment penalty, no prepayment penalty has a term greater than five years. Any such prepayment penalty is enforceable and cannot be waived by the Transferor or Servicer without the express written consent of the Trustee;

          (xxiv) The related Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

          (xxv) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

          (xxvi) Such Mortgage Loan was underwritten in accordance with the Cendant Guide (as defined in the Cendant Mortgage Loan Purchase Agreement;

          (xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by Fannie Mae and Freddie Mac, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac for appraisers. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

          (xxviii) If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under such deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

          (xxix) Except with respect to Additional Collateral Mortgage Loans, if such Mortgage Loan had a Loan-to-Value Ratio of more than 80% at origination, such Mortgage Loan is and will be subject to a Primary Insurance Policy issued by a Qualified Mortgage Insurer, which insures the Transferor or Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan Schedule. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any related Mortgage subject to any such Primary Insurance Policy (other than a "lender-paid" Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Neither of the Transferors or the Servicer (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any insurance policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either. As of the date of origination, the Loan-to-Value Ratio of such Mortgage Loan is as specified in the applicable Mortgage Loan Schedule;

          (xxx) As of the date of origination of such Mortgage Loan, to the best of the Transferor's knowledge, the related Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

          (xxxi) Each Mortgage Loan either was (a) closed in the name of Cendant, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a "HUD Approved Mortgagee"), and was so at the time such Mortgage Loan was originated (Cendant or such other entity, the "Originator") or (c) closed in the name of a loan broker under the circumstances described in the following sentence. If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator's underwriting criteria at the time of origination and was originated in accordance with the Originator's policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof and the Originator met the qualifications set forth in either (a) or (b) above. The Mortgage Loans that Bishop's Gate sold to Loan Seller were originated by or on behalf of Cendant and subsequently assigned to Bishop's Gate;

          (xxxii) (Reserved);

          (xxxiii) The related Mortgagor has not requested any relief allowed to such Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (xxxiv) Such Mortgage Loan was closed on standard Fannie Mae or Freddie Mac documents or on such documents otherwise acceptable to Fannie Mae or Freddie Mac;

          (xxxv) Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Transferor, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature for buydown loans;

          (xxxvi) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (xxxvii) Any principal advances made to the Mortgagor prior to the "Cut-off Date" pursuant to the Cendant Mortgage Loan Purchase Agreement have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (xxxviii) Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature. With respect to any Mortgage Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty-year amortization schedule and has a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Mortgage Loan;

          (xxxix) If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Cendant Guide. Each of the Mortgaged Properties consists of a single parcel of real property with a single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. Any condominium unit or planned unit development either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or Freddie Mac or is otherwise "warrantable" with respect thereto. No such residence is a mobile home. No portion of the Mortgaged Property is used for commercial purposes. None of the Mortgage Loans are considered agricultural loans. No Mortgaged Property consists of an earthen home or an underground home. No Mortgaged Property (and no portion of a Mortgaged Property) is being used for commercial purposes;

          (xl) No Mortgage Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994 or any comparable state law;

          (xli) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

          (xlii) The Transferor has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

          (xliii) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

          (xliv) There is no pending action or proceeding directly involving any Mortgaged Property of which the Transferor is aware in which compliance with any environmental law, role or regulation is an issue; and to the best of the Transferor's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

          (xlv) Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan is subject to negative amortization;

          (xlvi) Any Mortgaged Property that is considered manufactured housing shall be legally classified as real property, is permanently affixed to a foundation and must assume the characteristics of site-built housing and must otherwise conform to the requirements of Fannie Mae and Freddie Mac;

          (xlvii) With respect to each Mortgage Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") the real property securing such Mortgage Loan is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice and:

               (a) Such Ground Lease is valid, in good standing, and in full force and effect;

               (b) The lessee is not in default under any provision of the lease;

               (c) The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least ten years;

               (d) The mortgagee under the Loan is given at least 30 days' notice of any default and an opportunity to cure any defaults under the Ground Lease or to take over the Mortgagor's rights under the Ground Lease;

               (e) The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents; and

               (f) The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

          (xlviii) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of fixed rate mortgage loans, and rescission material with respect to refinanced Mortgage Loans (if applicable), and such statement is and will remain in the Mortgage File;

          (xlix) Unless a Mortgage Loan is an Additional Collateral Mortgage Loan, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

          (l) No misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation the Transferors, the Servicer, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

          (li) Neither the Cendant Mortgage Loan Purchase Agreement, the Offering Materials (as defined in the Cendant Mortgage Loan Purchase Agreement) nor any statement report or other document furnished or to be furnished pursuant to the Cendant Mortgage Loan Purchase Agreement or in connection with the transactions contemplated thereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

          (lii) No proceeds of any Mortgage Loan were used to finance single-premium credit insurance policies; and

          (liii) The Servicer will accurately and fully report the Mortgagor credit files for each of the Mortgage Loans to all three credit repositories in a timely manner.

                                   SCHEDULE IV

                         Form of Monthly Servicer Report
                         -------------------------------

Transaction Name: Mortgage Asset Securitization Transactions, Inc.
                  Mortgage Pass-Through Certificates, Series 2001-1

Servicer:         Cendant Mortgage Corporation

Distribution Date:

--------------------------------------------------------------------------------
GENERAL
--------------------------------------------------------------------------------
Weighted Average Gross Mortgage Rate
--------------------------------------------------------------------------------
Weighted Average Remaining Term of Loans
--------------------------------------------------------------------------------
Relief Act Reductions
--------------------------------------------------------------------------------
Service Fee Collected
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
LOAN COUNT
--------------------------------------------------------------------------------
Beginning Collateral Loan Count
--------------------------------------------------------------------------------
Number of Loan Payoffs
--------------------------------------------------------------------------------
Substitutions/Repurchases
--------------------------------------------------------------------------------
Ending Collateral Loan Count
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
SECURITY BALANCE
--------------------------------------------------------------------------------
Beginning Scheduled Collateral Balance
--------------------------------------------------------------------------------
Scheduled Principal Amount
--------------------------------------------------------------------------------
Unscheduled Principal Payments (Curtailments)
--------------------------------------------------------------------------------
Principal Prepayment Amount (payoffs)
--------------------------------------------------------------------------------
Ending Scheduled Collateral Balance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
COLLECTION ACCOUNT
--------------------------------------------------------------------------------
Scheduled Principal & Interest Payments (Including Delinquency Advances)
--------------------------------------------------------------------------------
Principal Prepayments (Payoffs)
--------------------------------------------------------------------------------
Unscheduled Principal Payments (Curtailments &
Curtailment Adj's)
--------------------------------------------------------------------------------
Substitution Adjustment Amounts
--------------------------------------------------------------------------------
Other (Explain)
--------------------------------------------------------------------------------
Total Funds Deposited To Collection Account:
--------------------------------------------------------------------------------
Total Funds Deposited to Distribution Account:
--------------------------------------------------------------------------------
Current Month Delinquency Advance:
--------------------------------------------------------------------------------
Prior Months Delinquency Advance Outstanding:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
REO PROPERTIES
--------------------------------------------------------------------------------
Aggregate Principal Balance of REO Properties
--------------------------------------------------------------------------------
Aggregate Market Value of REO Properties
--------------------------------------------------------------------------------
Note:  Provide Information Regarding Each REO Property That Became An REO In
The Current Month
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
DELINQUENT LOANS
--------------------------------------------------------------------------------
1 - 30 Days
--------------------------------------------------------------------------------
31 - 60 Days
--------------------------------------------------------------------------------
61 - 90 Days
--------------------------------------------------------------------------------
90+ Days
--------------------------------------------------------------------------------
Delinquency Report as of
--------------------------------------------------------------------------------
FORECLOSED LOANS
--------------------------------------------------------------------------------
1 - 30 Days
--------------------------------------------------------------------------------
31 - 60 Days
--------------------------------------------------------------------------------
61 - 90 Days
--------------------------------------------------------------------------------
90+ Days
--------------------------------------------------------------------------------

                                   EXHIBIT A-1

                         (FORM OF CLASS A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                    A-1-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $57,733,000

CUSIP:                                              55265K AA 7

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-1

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-2

                         (FORM OF CLASS A-2 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                    A-2-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $4,153,000

CUSIP:                                              55265K AB 5

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-2

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-3

                         (FORM OF CLASS A-3 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                    A-3-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  Floating in accordance with
                                                    the Agreement

Initial Certificate Principal Balance
of this Certificate ("Denomination"):

Initial Certificate Principal Balances
of all Certificates of this Class:                  $40,000,000

CUSIP:                                              55265K AC 3

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-3

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-4

                         (FORM OF CLASS A-4 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:                                    A-4-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  Floating in accordance with
                                                    the Agreement

Initial Notional Amount of this
Certificate ("Denomination"):                       $

Initial Notional Amount of all
Certificates of this Class:                         $40,000,000

CUSIP:                                              55265K AD 1

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-4

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                  EXHIBIT A-5

                         (FORM OF CLASS A-5 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                    A-5-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $43,200,000

Initial Certificate Principal Balances
of all Certificates of this Class:                  $

CUSIP:                                              55265K AE 9

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-5

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-6

                         (FORM OF CLASS A-6 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                    A-6-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.00%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $66,667,000

CUSIP:                                              55265K AF 6

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-6

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-7

                              (FORM OF CLASS A-7 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                    A-7-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $10,000,000

CUSIP:                                              55265K AG 4

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-7

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-8

                         (FORM OF CLASS A-8 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            UNTIL THE CLASS A-8 ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                                    A-8-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $9,044,000

CUSIP:                                              55265K AH 2

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-8

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Prior to the Class A-8 Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Class A-8 Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Certificate Principal Balance of the Class A-8 Certificates on each Distribution Date. Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-X

                         (FORM OF CLASS A-X CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:                                    A-X-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  Floating in accordance with
                                                    the Agreement

Initial Notional Amount of this
Certificate ("Denomination"):                       $

Initial Notional Amount of all
Certificates of this Class:                         $216,440,623

CUSIP:                                              55265K AL 3

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-X

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                   EXHIBIT A-R

                         (FORM OF CLASS A-R CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, THE CODE OR SIMILAR LAW SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                    A-R-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $50

Initial Certificate Principal Balances
of all Certificates of this Class:                  $50

CUSIP:                                              55265K AK 5

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1

                Mortgage Pass-Through Certificates, Series 2001-1
      evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by
            first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office of the Trustee.

            No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law shall be void and of no effect.

            Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                  EXHIBIT A-LR

                        (FORM OF CLASS A-LR CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, THE CODE OR SIMILAR LAW SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                    A-LR-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $50

Initial Certificate Principal Balances
of all Certificates of this Class:                  $50

CUSIP:                                              55265K AQ 2

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1

                Mortgage Pass-Through Certificates, Series 2001-1 evidencing the distributions allocable to the Class A-LR Certificates with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by
           first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-LR Certificate at the Corporate Trust Office of the Trustee.

            No transfer of a Class A-LR Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law shall be void and of no effect.

            Each Holder of this Class A-LR Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-LR Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-LR Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-LR Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-LR Certificate must agree not to transfer an Ownership Interest in this Class A-LR Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-LR Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                  EXHIBIT A-PO

                         (FORM OF CLASS PO CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS A PRINCIPAL ONLY CERTIFICATE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF INTEREST.

Certificate No.:                                    PO-1

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $662,451

CUSIP:                                              55265K AJ 8

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class PO

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                    EXHIBIT B

                      (FORM OF B-1, B-2 OR B-3 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $

CUSIP:

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class ( )

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                    EXHIBIT C

                          (FORM OF PRIVATE CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. (SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.) NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, THE CODE OR SIMILAR LAW WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

Cut-off Date:                                       September 1, 2001

First Distribution Date:                            October 25, 2001

Pass-Through Rate:                                  6.75%

Initial Certificate Principal Balance
of this Certificate ("Denomination"):               $

Initial Certificate Principal Balances
of all Certificates of this Class:                  $

CUSIP:

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1
                Mortgage Pass-Through Certificates, Series 2001-1

                                    Class ( )

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Cendant Mortgage Corporation, as transferor and servicer (the "Servicer"), Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation (letter) from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, N.A.,
   as Trustee

                                    EXHIBIT D

                                   (RESERVED)

                                    EXHIBIT E

                        (Form of Reverse of Certificates)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                     MASTR ASSET SECURITIZATION TRUST 2001-1

                Mortgage Pass-Through Certificates, Series 2001-1

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Asset Securitization Trust 2001-1, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferors, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                           _____________________________________
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ___________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to ________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                              __________________________________
                                                           Notary Public



                   [Notarial Seal]

                                    EXHIBIT F

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]


Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

     Re: Pooling and Servicing Agreement among , Mortgage Asset Securitization Transactions, Inc. as Depositor, Cendant Mortgage Corporation, as transferor and servicer, Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee, MASTR Asset Securitization Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached schedule) it has received:

            (i) (a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

            (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]


Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

     Re: Pooling and Servicing Agreement among , Mortgage Asset Securitization Transactions, Inc. as Depositor, Cendant Mortgage Corporation, as transferor and servicer, Bishop's Gate Residential Mortgage Trust, as transferor and Wells Fargo Bank Minnesota, N.A., as trustee, MASTR Asset Securitization Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) the original Mortgage Note endorsed in the form provided in
Section 2.01(c) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the transferor to the Depositor.

            (ii) The original recorded Mortgage.

            (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01(c) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (4),
(9), (16), and (21) of the definition of the "Mortgage Loan Schedule" in Section
1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee



                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT H

                  FORM OF CLASS [A-R] [A-LR] TRANSFER AFFIDAVIT

                     MASTR ASSET SECURITIZATION TRUST 2001-1

                Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2001-1



STATE OF                )
                        )  ss.:
COUNTY OF               )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class [A-R] [A-LR] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among Mortgage Asset Securitization Transactions, Inc., as depositor (the "Depositor"), Cendant Mortgage Corporation, as transferor and servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an "electing large partnership" under the Code will be subject to tax in all events. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee historically has paid its debts as they have become due and intends to do so in the future.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. *[The Transferee has computed any consideration paid to it to acquire the Class [A-R] [A-LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code, compounded semi-annually.]

            [The Transferee has computed any consideration paid to it to acquire the Class [A-R] [A-LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Transferee has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

            [The transfer of the Class [A-R] [A-LR] Certificate complies with
Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

            (i)   the Transferee is an "eligible corporation," as defined in
                  Section 860L(a)(2) of the Code, as to which income from Class [A-R] [A-LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of Section 860L(g) of the Code) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [A-R] [A-LR]
                  Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [A-R] [A-LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.]

            [Reserved]

            12. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, and the Transferee is not acting on behalf of such a plan.

--------

* Insert appropriate paragraph, if applicable.

                                      * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.



                                       ________________________
                                       PRINT NAME OF TRANSFEREE



                                       By:______________________________________
                                          Name:
                                          Title:

[Corporate Seal]


ATTEST:



_______________________________________
[Assistant] Secretary


            Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this _____ day of _______, 200_.



                                       _______________________________________
                                                    Notary Public



                                       My Commission expires the ______ day of
                                       ________________, 200_.

                                    EXHIBIT 1
                                  to EXHIBIT H

                               Certain Definitions

            "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

                                    EXHIBIT 2
                                  to EXHIBIT H

                        Section 5.02(c) of the Agreement

            Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors or the Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE


                                       _____________________
                                       Date


Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Corporate Trust Services - MASTR 2001-1

     Re: Mortgage Asset Securitization Transactions, Inc., MASTR Asset Securitization Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1, Class [ ]
          ----------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class [A-R] [A-LR] Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee and (ii) after conducting a reasonable investigation of the financial condition of the transferee, we have no reason to believe that the transferee will not pay taxes with respect to the Class [A-R] [A-LR] Certificate when due.


                                Very truly yours,



                                       ________________________
                                       Print Name of Transferor


                                       By:______________________________________
                                                    Authorized Officer

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                       ---------------------
                                       Date


Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Corporate Trust Services - MASTR 2001-1

     Re: Mortgage Asset Securitization Transactions, Inc., MASTR Asset Securitization Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1, Class [ ]
          ----------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60,
(e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                Very truly yours,



                                       ________________________
                                       Print Name of Transferor



                                       By:______________________________________
                                                    Authorized Officer

                                    EXHIBIT K

                            FORM OF RULE 144A LETTER

                                       _____________________
                                       Date


Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Corporate Trust Services - MASTR 2001-1

     Re: Mortgage Asset Securitization Transactions, Inc., MSTR Asset Securitization Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1, Class [ ]
          ----------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                     ANNEX 1
                                  to EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          (For Transferees Other Than Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

            Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958.

            Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                       ___________________
                                       Print Name of Buyer



                                       By:______________________________________
                                          Name:
                                          Title:

                                     ANNEX 2
                                  to EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           (For Transferees That are Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                       ______________________________
                                       Print Name of Buyer or Adviser



                                       By:______________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:



                                       ______________________________
                                       Print Name of Buyer



                                       Date:

                                    EXHIBIT L

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS
                                  (for Trustee)


To:  Wells Fargo Bank Minnesota, N.A.
     1015 10th Avenue S.E.
     Minneapolis, MN  55414-0031
     Attn: Inventory Control

     Re: Pooling and Servicing Agreement dated as of September 1, 2001, Mortgage Asset Securitization Transactions, Inc., as depositor, Cendant Mortgage Corp., as servicer and transferor, Bishop's Gate Residential Mortgage Trust, as transferor, and Wells Fargo as trustee

      In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:



Reason for Requesting Documents (check one):

______________    1.    Mortgage Paid in Full

______________    2.    Foreclosure

______________    3.    Substitution

______________    4.    Other Liquidation (Repurchases, etc.)

______________    5.    Nonliquidation          Reason:_________________________

Address to which Custodian should
Deliver the Trustee's Mortgage File:   _________________________________________
                                       _________________________________________
                                       _________________________________________



                                       By:______________________________________
                                                      (authorized signer)
                                       Issuer:__________________________________
                                       Address:_________________________________
                                               _________________________________
                                       Date:____________________________________

Trustee
-------

Wells Fargo Bank Minnesota, N.A.

Please acknowledge the execution of the above request by your signature and date below:


_______________________________________   ___________________________
Signature                                 Date


Documents returned to Custodian:


_______________________________________   ___________________________
Custodian                                 Date